As filed with the Securities and Exchange Commission on August 7, 2003
                                                          Registration  No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
             (Exact name of Registrant as specified in its charter)

         New York                                            11-3377469
(State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification no.)

100 Quentin  Roosevelt  Boulevard,  Garden City, NY            11530
(Address of principal executive offices)                    (Zip Code)




     Consulting Agreement between the Registrant and John R. Harrington, Jr.
        Consulting Agreement between the Registrant and John Lerner, Esq. Consulting Agreement between the Registrant and Frank J. Hariton, Esq.
          Consulting Agreement between the Registrant and John Merkent
       Adirondack Pure Springs Mt. Water Co., Inc. 1998 Stock Option Plan
                            (Full title of the plans)

                          Mr. David Sackler, President
                   100 Quentin Roosevelt Boulevard - Suite 404
                              Garden City, NY 11530
                     (Name and address of agent for service)

                                 (516) 222-0100
           Telephone number, including area code, of agent for service
                                    Copy to:
                             Frank J. Hariton, Esq.
                              1065 Dobbs Ferry Road
                          White Plains, New York 10607
                                 (914) 674-4373





                         CALCULATION OF REGISTRATION FEE

  Title of                        Proposed          Proposed         Amount of
Securities to    Amount to       Maximum Price   Maximum Aggregate  Registration
be registered    Registered      Per Share        Offering Price        Fee
=============    ==========     ==============   =================  ============
Common Stock,    3,110,000         $0.22             $684,200          $55.35
 par value
 $.01 per
  share
=============    ===========    ===============  ================= =============






* Calculated pursuant to Rule 457. Average of the closing bid and asked price on August 4, 2003 ($.22) is assumed to be the fair value of the stock for the 1,500,000 shares subject to the Stock option plan and all agreements fort he issuance of stock.

** Calculated pursuant to Rule 457(h).




INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Adirondack Pure Springs Mt. Water Co., Inc.'s (the "Company") Annual Report on Form 10-KSB for the year ended February 28, 2003, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); Quarterly Report on Form 10-QSB for the quarter ended May 31, 2003 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and Current Report on Form 8-K filed March 11, 2003, as amended May 16, 2003 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or de-registering all such securities then unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not  Applicable.

Item 5. Interests of Named Experts and Counsel.

      Frank J. Hariton, Esq. owns: 119,193 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers.

     Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

     Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

     Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

     The By-Laws of the Registrant provide for indemnification as follows:

          The corporation shall indemnify any person made, or threatened to be made, a party to an action other than one by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director, or officer, of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or served such other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as set forth in the Business Corporation Law.

     The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

          The personal liability of the directors to the Corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated, provided, however, that, if a judgment or other final adjudication adverse to such director establishes that such directors acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director in fact personally gained a financial profit or other advantage to which such director was not legally entitled, or that such directors acts violate Section 719 of the Business Corporate Law, the elimination of personal liability shall not apply

     The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7. Exemption from Registration Claimed.

     No "restricted securities," as defined in the instructions to Form S-8, are being offered hereby.

Item 8.  Exhibits.

4.l  - Certificate of Incorporation of Registrant.  Incorporated by reference to
     Exhibit 2.1 to the Company's Registration Statement on Form 10-SB, as amended September 7, 2000 (the "Form 10-SB").

4.2 - Certificate of Amendment to the Certificate of Incorporation, dated October 9, 1998. Incorporated by reference to Exhibit 2.2 to the Form 10-SB.

4.3- By-laws of Registrant. Incorporated by reference to Exhibit 2.3 to the Form
     10-SB.

4.4 - Specimen Stock Certificate. Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed by the Registrant in January 2001.

5.1  - Opinion of Frank J. Hariton, Esq.

23.01 - Consent of Frank J. Hariton, Esq. (included in Exhibit 5.01).

23.02 - Consent of Bloom & Co, LLP.

23.02 - Consent of Eric Bolin, C.P.A., P.C.

24.01 - Power of Attorney (contained on signature page)

10.1 - Adirondack Pure Springs Mt. Water Co., Inc. 1998 Stock Option Plan Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10-SB.

99.01- Consulting Agreement, dated as of January 2, 2003, between the Registrant and John R. Harrington, Jr.

99.02- Consulting Agreement, dated as of January 2, 2003, between the Registrant and John Lerner, Esq.

99.03-Consulting Agreement, dated as of January 2, 2003, between the Registrant and Frank J. Hariton, Esq.

Undertakings.
         (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York, on the 8th day of August, 2003.

                                    ADIRONDACK PURE SPRINGS MT. WATER CO., INC.


                                    By: /s/ David Sackler
                                    David Sackler, President


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Sackler, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 Director, Chief Executive Officer and President
                        (Principal Executive, Accounting,
                     and Financial Officer)and Plan Trustee




 /s/ David Sackler                                             August 7, 2003
--------------------
 David Sackler


                             Director and Plan Trustee        August ___, 2003
---------------------
David Miller


 /s/ Ronald Berk             Director and Plan Trustee        August 7, 2003
---------------------
 Ronald Berk


/s/ Nick Namit               Director and Plan Trustee       August 7, 2003
---------------------
 Nick Namit


                                                                    EXHIBIT 5.01

FRANK J. HARITON, ATTORNEY AT LAW

1065 Dobbs Ferry Road, White Plains, New York 10607 TEL (914) 674-4373 FAX (914) 693-2963


                                                                 August 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Adirondack Pure Springs Mt. Water Co., Inc. - Registration Statement on Form S-8
--------------------------------------------------------------------------------

Gentlemen:

     I have been requested by Adirondack Pure Springs Mt. Water Co., Inc, a New York corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 3,110,000 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: Consulting Agreements between the Company and each of John R. Harrington, Jr.; John Lerner, Esq., Frank J. Hariton, Esq. and John Markent and The Adirondack Pure Springs Mt. Water Co., Inc. 1998 Stock Option Plan (the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel".

                                                       Very truly yours,
                                                       /s/ Frank J. Hariton
                                                        Frank J. Hariton





                                                                   EXHIBIT 23.01

                                BLOOM & CO., LLP
                          50 Clinton Street - Suite 502
                            Hempstead, New York 11550

Consent of Independent Certified Public Accountant

As independent public accountants we hereby consent to all references to the firm under the headings " Experts" and the incorporation of our report, dated June 13, 2003, in this Registration Statement (Form S-8) of Adirondack Pure Springs Mt. Water Co., Inc.



/s/ Bloom & Co., LLP.

August 7, 2003



                                                                   EXHIBIT 23.02



                              ERIC BOLIN CPA, P.C.
                         6110 EXECUTIVE BLVD. SUITE 232
                               ROCKVILLE, MD 20852


Consent of Independent Certified Public Accountant



     As independent public accountant, I hereby consent to all references to the firm under the headings "Experts" and the incorporation of my report dated, May 14, 2002, in this Registration Statement (Form S-8) of Adirondack Pure Springs Mt. Water Co., Inc.



/s/Eric Bolin CPA, P.C.



August 7, 2003

                                                                   EXHIBIT 99.01

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
                   100 Quentin Roosevelt Boulevard - Suite 404
                              Garden City, NY 11530

August 4, 2003

Mr. John R. Harrington, Jr.
311 South Wacker Drive - Suite 4550
Chicago, IL 60606

Dear Mr. Harrington:

     We acknowledge that you have and will continue to perform valuable services for us as a consultant in the areas of general business consulting award you 500,000 shares in recognition of your assistance to Adirondack Pure Springs Mt. Water Co., Inc.

     We will make every effort to promptly register the shares being issued to you on a prompt basis.

Very truly yours,
Adirondack Pure Springs Mt. Water Co., Inc.

By:   /s/ David Sackler, President
      David Sackler, President


                                                                   EXHIBIT 99.02


                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
                   100 Quentin Roosevelt Boulevard - Suite 404
                              Garden City, NY 11530

August 4, 2003

John Lerner, Esq.
541 Lindener Place
Hempstead, NY 11552

Dear Mr. Lerner:

     We acknowledge that you have and will continue to perform valuable services for us as a consultant in the general corporate legal services area and that you have continued to work for us even at times when we could not regularly pay you. In consideration of your loyal service, we award you 50,000 shares of our common stock.

     We will make every effort to promptly register the shares being issued to you on a prompt basis.

Very truly yours,
Adirondack Pure Springs Mt. Water Co., Inc.

By:      /s/ David Sackler, President
         ----------------------------
         David Sackler, President






                                                                   EXHIBIT 99.03

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
                   100 Quentin Roosevelt Boulevard - Suite 404
                              Garden City, NY 11530

August 4, 2003

Frank J. Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, NY 10607

Dear Mr. Hariton:

     We acknowledge that you have and will continue to perform valuable services for us as a consultant in the securities regulation legal services area and that you have continued to work for us even at times when we could not regularly pay you. In consideration of your loyal service, we award you 60,000 shares of our common stock.

     We will make every effort to promptly register the shares being issued to you on a prompt basis.

Very truly yours,
Adirondack Pure Springs Mt. Water Co., Inc.

By:      /s/ David Sackler, President
         David Sackler, President


                                                                   EXHIBIT 99.04
                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT made as of June 3, 2003, by and between John Merkent, an individual with an address of 281 Smith Road, Shirley, N.Y. 11967, (hereinafter referred to as "Consultant") and Adirondack Pure Springs Mt. Water Co., Inc., a New York corporation with offices at 100 Quentin Roosevelt Boulevard, Suite 404, Garden City, New York 11530 (hereinafter referred to as the "Company").

     WHEREAS, the Company desires to obtain the benefit of the services of Consultant to provide the services hereinafter set forth during a two year period commencing June 3, 2003 and ending June 2, 2005 at the rate of compensation set forth herein; and

     WHEREAS, the Consultant desires to render such services to the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

     1. The Company hereby engages and retains Consultant and Consultant hereby agrees to render services and advice to the Company for a two (2) year period commencing June 3, 2003 and ending June 2, 2005

     2. The services to be rendered by Consultant shall consist of giving advice and opinions to the Company concerning but not limited to marketing, consulting, strategic planning, corporate organization and structure, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     a) The implementation of short-range and long-term strategic planning to fully enhance the Company's products and services;

     b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     Consultant has represented to the Company that the services for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction.. Consultant shall have the sole discretion as to the form, manner, and place in which said advice shall be given and the amount of time to be devoted to serve under this Agreement. The Company will rely on the consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement. Except as provided hereinafter, an oral opinion by the Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. Consultant shall devote to the Company such time as necessary, and when reasonably requested by the Company, and shall not by this agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms, or corporations outside of the beverage business and beverage industry, other than the Company. The Company recognizes the Consultant provides services to other clients that are not in the beverage industry. The Company acknowledges that it has already received substantial advice and services from the Consultant.

     3. The Company shall compensate the Consultant as follows:

          (i) The payment of an annual fee $75,000.00 or one initial payment of 1,000,000 shares of free trading common stock to be registered under a Registration Statement on Form S-8 or any other available form.

          (ii)  The  Consultant  shall  pay  all  "out-of-pocket"   expenses  in
     connection with the services rendered and shall not be entitled to reimbursement from the Company, including all travel and associated expenses

     4. The Company will not provide support services, including office space and secretarial services, for the benefit of the Consultant.

     5. The Consultant and the Company recognize that the Consultant's Services will include working on various projects for the Company. The Consultant shall obtain the approval of the Company prior to the commencement of a new project.

     6. It is understood by the parties that the Consultant is an independent contractor with respect to the Company, and not an employee. The Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Consultant.

     7. The Company recognizes that the Consultant has and will have the following information:

  7 trade secrets

  8 contact information

and other proprietary information (collectively, "Information") which are valuable, special and unique assets of the Company and need to be protected from improper disclosure. In consideration for the disclosure of the information, the Consultant agrees that the Consultant will not at any time or in any manner, either directly or indirectly, use any Information for the Consultant's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company. The Consultant will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

     8. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

     9. Upon termination of this Agreement, The consultant shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Consultant's possession or under Consultant's control and that are the Company's property or relate to the Company's business.

     10. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

      IF for the Company:

               Adirondack Pure Springs Mountain Water Co. Inc.
               Attn.: David Sackler, CEO/President
               100 Quentin Roosevelt Blvd. -  Suite 404
               Garden City, New York 11530

      IF for the Consultant:

               John Merkent
               281 Smith Road
               Shirley, N.Y. 11967

     Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

     11. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein, and there shall not be any liability to Consultant for any service rendered to the Company pursuant to this agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other subsequent breach, whether of like or of a different nature.

     12. Consultant acknowledges that the services for which he receives compensation under the terms of this agreement are not in connection with any offer or sale of the Companies securities in a capital raising transaction.

     13. This agreement shall be construed according to the laws of State of New York as they are applied to agreements executed and to be performed entirely within such State and shall be binding upon the hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their respective seals to be hereunto affixed the day and year first above written.

/s/ John Merkent
---------------
John Merkent

Adirondack Pure Springs Mountain Water Co., Inc.
By  /s/ David Sackler
   ------------------
David Sackler, President, CEO